Exhibit 10.1

CHART INDUSTRIES, INC.

2004 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

Section 1. Purpose

The Chart Industries, Inc. 2004 Stock Option Plan for Outside Directors, as the same may be amended (the “Plan”), is maintained to provide additional incentive to those Directors of the Company who are not employees of the Company or any of its Subsidiaries by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company’s business, providing them with an increased personal interest in the Company’s continued success and progress, and serving to recruit and retain highly competent individuals as Directors.

Section 2. Definitions

(a) “Acquisition Consideration” shall have the meaning set forth in Section 12(a) hereof.

(b) “Affiliate” shall have the meaning ascribed to that term in Rule 12b-2 promulgated under the Exchange Act.

(c) “Award” shall mean a grant of Stock Options under this Plan.

(d) “Award Agreement” shall mean any agreement between the Company and an Eligible Director that sets forth terms, conditions, and restrictions applicable to an Award.

(e) “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall have the meaning set forth in Section 12(b) hereof.

(g) “Code” shall mean the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

(h) “Committee” shall mean the Board of Directors or any committee of the Board authorized by the Board of Directors to administer this Plan.

(i) “Common Stock” shall mean shares of Common Stock, par value $.01 per share, of the Company, including authorized and unissued shares and treasury shares.

(j) “Company” shall mean Chart Industries, Inc., a Delaware corporation.

(k) “Director” shall mean a member of the Board of Directors.

(l) “Eligible Director” shall mean a Director who (i) is not a common law employee of the Company or any of its Subsidiaries, and (ii) is otherwise entitled to participate in the Plan pursuant to Section 3.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, and any law that supersedes or replaces it, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n) “Fair Market Value” of Common Stock shall mean, solely for purposes of this Plan, as of any particular date, the fair market value of the Common Stock as determined by the Committee, or pursuant to rules established by the Committee.

(o) “Investor Rights Agreement” shall mean the Investor Rights Agreement, dated as of September 15, 2003, among the Company, OCM Principal Opportunities Fund II, L.P., Audax Chart LLC, and the other Stockholder parties thereto.

(p) “Notice of Award” shall mean any notice by the Committee to an Eligible Director that advises the Eligible Director of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

(q) “Person” shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

(r) “Related Person” means each of OCM Principal Opportunities Fund II, L.P., Audax Chart LLC, each other person who is a “Stockholder” party to the Investor Rights Agreement (as the term “Stockholder” is defined in the Investor Rights Agreement) as of the date of adoption of this Plan, and the Affiliates of each of the foregoing.

(s) “Stock Equivalent Unit” shall mean an Award that is valued by reference to the value of shares of Common Stock.

(t) “Stock Option” shall mean an Award granted pursuant to Section 6 hereof.

(u) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

(v) “Voting Power” shall mean, at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

(w) “Voting Stock” shall mean, at any time, the then-outstanding securities entitled to vote generally in the election of Directors.

Section 3. Eligibility

Eligible Directors shall be eligible to participate in the Plan and receive Awards pursuant to the terms of the Plan. The Committee shall determine, from time to time and in its reasonable discretion, those Directors who are Eligible Directors.

Notwithstanding the foregoing, any Eligible Director who renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to participate or receive any Awards hereunder.

Section 4. Shares of Common Stock Available for Awards; Adjustment

(a) Number of Shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be subject to Awards granted under this Plan during the term of this Plan is 60,000 shares of Common Stock, subject to any adjustments made in accordance with the terms of this Section 4.

The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of shares of Common Stock available for the grant of Awards under this Plan.

Shares of Common Stock subject to an Award that is forfeited, terminated, or canceled without having been exercised will again be available for grant under this Plan, without reducing the number of shares of Common Stock available for grant of Awards under this Plan.

(b) No Fractional Shares. No fractional shares of Common Stock will be issued, and the Committee will determine the manner in which the value of fractional shares of Common Stock will be treated.

(c) Adjustment. In the event of any change in the Common Stock by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number of shares specified in Section 4(a) and the number and class of shares of Common Stock subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the shares of Common Stock and other value determinations applicable to outstanding Awards.

Section 5. Administration

(a) Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the Eligible Directors who will receive Awards; (ii) grant Awards; (iii) determine the number and types of Awards to be granted to Eligible Directors; (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, including timing and price; (v) adopt, alter, and repeal administrative rules and practices governing this Plan; (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards; (vii) prescribe the forms of any Notices of Award, Award Agreements, or other instruments relating to Awards; and (viii) otherwise supervise the administration of this Plan.

(b) Delegation. The Committee may delegate ministerial duties to any other Person or Persons that it deems appropriate.

(c) Decisions Final. All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

(d) No Liability. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

Section 6. Awards

(a) Grant of Awards. The Committee will determine the Awards to be granted to each Eligible Director and will set forth in the related Notice of Award or Award Agreement the terms, conditions, vesting periods, and restrictions applicable to each Award. Awards may be granted in replacement of, or in substitution for, other awards granted by the Company, whether or not granted under this Plan. The Company may assume obligations in respect of awards granted by any Person acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

(b) Types of Awards. Awards of Stock Options may be granted under the Plan. An Eligible Director who is granted a Stock Option shall have the right to purchase a specified number of shares of Common Stock, during a specified period, and at a specified exercise price, all as determined by the Committee. All Stock Options shall be non-qualified stock options subject to the provisions of Section 83 of the Code.

(c) Termination of Awards. Any Award granted under this Plan shall expire, and the Eligible Director to whom such Award was granted shall have no further rights with respect thereto, on the tenth anniversary of the date of grant of such Award, or on such earlier date as may be established by the Committee and provided in the Notice of Award or Award Agreement with respect to such Award.

Section 7. Deferral of Payment

With the approval of the Committee, the delivery of the shares of Common Stock, cash, or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Eligible Directors to defer the receipt of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

Section 8. Payment of Exercise Price

The exercise price of an Award may be paid in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

Section 9. Taxes Associated with Awards

Appropriate provisions shall be made for all taxes required to be withheld or paid in connection with an Award or the exercise thereof, or the transfer of shares of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit the payment of any or all taxes associated with an Award in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods.

Section 10. Termination of Service

If an Eligible Director’s directorship with the Company terminates for any reason, all of his or her unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards.

Section 11. Termination of Awards Under Certain Conditions

The Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Eligible Director is not in compliance with all applicable provisions of this Plan or with any Notice of Award or Award Agreement, or if the Eligible Director, without the prior written consent of the Company, engages in any of the following activities:

(a) Renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company or its Subsidiaries; or

(b) Discloses to anyone outside of the Company or its Affiliates, or uses for any purpose other than the Company’s business any confidential information or material relating to the Company, whether acquired by the Eligible Director during or after his or her term as a Director, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company.

The Committee may, in its discretion and as a condition to the exercise of an Award, require an Eligible Director to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Notice of Award or Award Agreement and has not engaged in any activities referred to in clauses (a) and (b) above.

Section 12. Change in Control

(a) General. In the event of a Change in Control of the Company, the Committee shall have the right, in its sole discretion, to: (i) accelerate the exercisability of any Stock Options, notwithstanding any limitations set forth in the Plan; (ii) cancel all outstanding Stock Options in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of the transaction in question (the “Acquisition Consideration”) that the Eligible Director would have received had the Stock Option been exercised prior to such transaction, less the applicable exercise price therefor; (iii) cause the Eligible Director to have the right thereafter and during the term of the Stock Option to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of the number of shares of Common Stock which might have been obtained upon exercise of all or any portion thereof; or (iv) take such other action as it deems appropriate to preserve the value of the Award to the Eligible Director. Alternatively, the Committee shall also have the right to require any purchaser of the Company’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable.

(b) Definition. As used in this Plan, the term “Change in Control” shall mean the occurrence at any time after the date of this Plan of any of the following events:

(i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person or entity, other than a Related Person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction;

(ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person or entity, other than a Related Person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

(iii) Any person (as the term “person” is used in Section 13(d)(3) of the Exchange Act) other than a Related Person becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 50% of the Voting Power, unless such beneficial ownership results solely from arrangements under which such person does not control the power to vote a majority of the Voting Power;

(iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction other than a contract or transaction with a Related Person; or

(v) Such other or alternative event or events as the Committee shall, in its sole and absolute discretion, deem to be a “Change in Control” for purposes of this Plan or any Notice of Award or Award Agreement entered into pursuant hereto.

Notwithstanding the foregoing provisions of paragraphs (iii) and (iv) of this Section 12(b), a “Change in Control” shall not be deemed to have occurred (i) solely because (A) the Company, (B) a Subsidiary, (C) a Related Person, or (D) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 50% of the Voting Power or because the Company files a report or proxy statement disclosing that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, or (ii) solely because of a change in control of any Subsidiary.

The manner of application and interpretation of the foregoing provisions of this Section 12(b) shall be determined by the Committee in its sole and absolute discretion.

Section	13. Amendment, Suspension, or Termination of this Plan; Amendment of Outstanding Awards

(a) Amendment, Suspension, or Termination of this Plan. The Board of Directors may amend, suspend, or terminate this Plan at any time; provided, however, that no action of the Board of Directors may result, without the approval of the Company’s stockholders, in making any change to the Plan that requires the approval of the Company’s stockholders in order to comply with applicable law or the rules of the principal securities exchange (if any) upon which the Common Stock may then be traded or quoted.

(b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Eligible Director under an outstanding Award without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

Section 14. Awards to Foreign Nationals and Residents

To the extent that the Committee deems appropriate to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (a) establish special rules applicable to Awards granted to Eligible Directors who are foreign nationals or residents, or both, including rules that differ from those established generally under this Plan, and (b) grant Awards to such Eligible Directors in accordance with those rules.

Section 15. Nonassignability

Unless otherwise determined by the Committee, (a) no Award granted under the Plan may be transferred or assigned by the Eligible Director to whom it is granted other than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and (b) an Award granted under this Plan may be exercised, during the Eligible Director’s lifetime, only by the Eligible Director or by the Eligible Director’s guardian or legal representative. The Committee, in its sole discretion, may provide for the transferability of particular Awards under this Plan on such terms and conditions as the Committee may determine.

Section 16. Terms of Awards and Related Agreements Need not be Identical

The form and substance of Awards, Award Agreements and Notices of Awards, whether granted at the same or different times, need not be identical. The determinations made by the Committee under the Plan need not be uniform and may be made selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, in respect of (a) the persons eligible to receive awards under the Plan, (b) the terms and provisions of Awards under the Plan, and (c) the exercise by the Committee of its sole discretion in respect of the Plan or any Award Agreement.

Subject only to the terms of the Plan, the Committee shall have the authority to prescribe the terms of any Awards and the provisions of any Award Agreements, Notices of Award or other instruments entered into with respect to the same; it being expressly understood that the Committee shall have the authority to include in any such Award Agreements, Notices of Award or other instruments relating to Awards, such representations, warranties, covenants and agreements on behalf of the Company or the Eligible Director as it deems necessary or appropriate, including, without limitation, covenants relating to non-competition, non-solicitation and non-disclosure of confidential information and covenants providing that part or all of the shares of Common Stock purchased upon the exercise of any Stock Option shall be or may be subject to restrictions on transfer in form and substance designated by the Committee.

Section 17. Securities Law and Related Matters

The Committee may, if it deems appropriate in its sole discretion, condition any grant of an Award or sale of Common Stock to any Eligible Director upon a receipt of an appropriate investment representation from the Eligible Director in compliance with applicable securities laws, rules and regulations, and may require any Eligible Director to make such representations and furnish such information as it may, in its sole discretion, deem appropriate in connection with the grant of an Award or issuance of Common Stock in compliance with applicable law.

All certificates representing shares of Common Stock issued under this Plan shall bear such legends as the Committee may deem appropriate in order to assure compliance with applicable securities laws, rules and regulations, applicable restrictions on transfer and any applicable provision of the Company’s Certificate of Incorporation or By-Laws, as in effect from time to time.

Section 18. Governing Law

The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Delaware.

Section 19. No Right as a Stockholder or to Serve as a Director

Nothing in the Plan or in any Notice of Award or Award Agreement shall confer upon any Eligible Director any right to (a) continue as a Director or (b) to receive any remuneration or benefits not set forth in the Plan or any such Notice of Award or Award Agreement. Neither the Plan nor any related Notice of Award or Award Agreement shall interfere with or limit any right of the stockholders of the Company to remove an Eligible Director as a member of the Board of Directors, with or without cause. Nothing contained in the Plan or in any Award Agreement or Notice of Award shall be construed as entitling any Eligible Director to any rights of a stockholder as a result of the grant of an Award until such time as shares of Common Stock are actually issued to such Eligible Director pursuant to the exercise of the Award.

Section 20. Effective and Termination Dates

(a) Effective Date. This Plan was approved by the Board of Directors on October 20, 2004 and becomes effective upon that date.

(b) Termination Date. This Plan will continue in effect until midnight on October 20, 2014; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on any Award granted on or before that date may extend beyond such date.